UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2011

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2011, Visualant, Inc. (“Visualant” or the “Company) announced that it signed a Memorandum of Understanding with Susan Winston Diamond Marketing Company (“Winston Diamond”).

Visualant has developed and is commercializing proprietary patented and patent-pending technology which uses controlled illumination with specific bands of light, to establish a unique spectral signature for both individual and classes of items. When matched against existing databases, these spectral signatures allow precise identification and authentication or diagnostics of any item or substance. This breakthrough optical sensing and data capture technology is called Spectral Pattern Matching (“SPM”).

Winston Diamond, through its President, Susan Winston has extensive relationships and experience in the grading of and the global marketplace for investment grade jewels.

The parties expect to exploit the SPM technology as a certification and grading tool for jewels, including, but not limited to diamonds, colored gemstones and pearls. The Company will be paid a fee per carat of each diamond graded and certified by the SPM technology.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Memorandum of Understanding dated November 9, 2011 by and between Visualant, Inc. and Susan Winston Diamond Marketing Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

November 14, 2011

Exhibit Index

Exhibit No.	Description

10.1	Memorandum of Understanding dated November 9, 2011 by and between Visualant, Inc. and Susan Winston Diamond Marketing Group.